SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  August 4, 1997



                             COVENANT BANCORP, INC.
                             ----------------------
               (Exact Name of Registrant as Specified in Charter)




       New Jersey                      0-22699                22-2890624
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(State or Other Jurisdiction        (Commission File          (IRS Employer
     of Incorporation)                   Number)            Identification No.)


18 Kings Highway West, Haddonfield, New Jersey                08033
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(Address of Principal Executive Offices)                   (Zip Code)



Registrant's telephone number, including area code:    (609) 428-7300



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5: OTHER EVENTS.

                  On August 4, 1997, the Board of Directors of Covenant Bancorp, Inc.(the "Company") and its wholly-owned subsidiary, Covenant Bank (the "Bank") approved, and the Company and the Bank entered into, an Agreement and Plan of Mergers (the "Plan") with First Union Corporation ("FUNC") and its subsidiary, First Union National Bank ("FUNB"), pursuant to which the Company will be acquired by FUNC and the Bank will be acquired by FUNB(the "Transaction"). A copy of the Plan and the joint press release of the Company and FUNC relating thereto are attached hereto as Exhibits 1 and 2, and are incorporated herein by reference.

                  In addition, the Company has been advised by FUNC that FUNC currently intends to repurchase on the open market a number of shares of FUNC Common Stock approximately equal to the number of such shares expected to be issued in the Transaction.


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ITEM 7:           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

         (c)      Exhibits.

               1 Agreement and Plan of Mergers dated August 4, 1997 by and among Covenant Bancorp, Inc. Covenant Bank, First Union Corporation and First Union National Bank

               2 Text of joint press release issued by Covenant Bancorp, Inc. and First Union Corporation on August 5, 1997




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 8, 1997                     COVENANT BANCORP, INC.


                                            By:/s/ Charles E. Sessa, Jr.
                                            Name:  Charles E. Sessa, Jr.
                                            Title: President


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